As filed with the Securities and Exchange Commission on August 23, 2010
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Nabors Industries, Inc.
Nabors Industries Ltd.
(Exact name of registrants as specified in their charters)

NABORS INDUSTRIES, INC. DELAWARE (State or other jurisdiction of organization of incorporation)	NABORS INDUSTRIES LTD. BERMUDA (State or other jurisdiction of organization of incorporation)
1381 (Primary Standard Industrial Classification Code number)	1381 (Primary Standard Industrial Classification Code number)
93-0711613 (I.R.S. Employer Identification number)	98-0363970 (I.R.S. Employer Identification number)

515 WEST GREENS ROAD, SUITE 1200 HOUSTON, TEXAS 77067 TELEPHONE: (281) 874-0035 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	MINTFLOWER PLACE
8 PAR-LA-VILLE ROAD
HAMILTON, HM08
BERMUDA
TELEPHONE: (441) 292-1510
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Laura W. Doerre
Vice President and General Counsel
Nabors Corporate Services, Inc.
515 West Greens Road, Suite 1200
Houston, Texas 77067
Telephone: (281) 874-0035
(Name and address, including zip code, and telephone number, including area code, of agent for service of process)

With a copy to:

Arnold B. Peinado, III Esq.
Milbank, Tweed, Hadley & McCloy LLP
1 Chase Manhattan Plaza
New York, New York 10005
Telephone: (212) 530-5000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Amount to be Registered/Proposed Maximum
Title of Each Class of	Offering Price per Unit/Proposed Maximum
Securities to be Registered	Aggregate Offering Price(1)	Amount of Registration Fee(1)
Debt securities of Nabors Industries, Inc.
Guarantees of Nabors Industries Ltd.(2)
Preferred shares of Nabors Industries Ltd.
Depositary shares of Nabors Industries Ltd.(3)
Common shares of Nabors Industries Ltd.
Share purchase contracts of Nabors Industries Ltd.
Share purchase units of Nabors Industries Ltd.
Warrants of Nabors Industries Ltd.

(1)	An unspecified aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee. Securities registered hereunder may be sold either separately or as units comprising more than one type of security registered hereunder.

(2)	Pursuant to Rule 457(n), no additional registration fee is required with respect to the guarantees.

(3)	The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement. If the registrant elects to offer to the public fractional interests in shares of preferred shares, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares will be issued to the depositary under the deposit agreement.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

NABORS INDUSTRIES LTD.
GUARANTEES OF DEBT SECURITIES
PREFERRED SHARES
DEPOSITARY SHARES
COMMON SHARES
SHARE PURCHASE CONTRACTS
SHARE PURCHASE UNITS
WARRANTS
NABORS INDUSTRIES, INC.
DEBT SECURITIES

The issuer will provide the specific terms of these securities in supplements to this prospectus. We, or the issuer of the securities, can only use this prospectus to offer and sell any specific security by also including a prospectus supplement for that security. In addition, selling security holders who may be named in a prospectus supplement may offer and sell from time to time securities in such amounts as set forth in such prospectus supplement. We, or the issuer of the securities, may, and any selling security holder may, offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. You should read this prospectus and the prospectus supplements carefully before you invest.

The common shares of Nabors Industries Ltd. are traded on the New York Stock Exchange under the symbol “NBR.” Any common shares sold pursuant to a prospectus supplement will be listed on that exchange, subject to official notice of issuance. With respect to other securities, each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

INVESTING IN OUR SECURITIES INVOLVES RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS. YOU SHOULD CAREFULLY REVIEW THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The securities may be offered and sold to or through underwriters, dealers, agents or other third parties as designated from time to time, or directly to one or more other purchasers or through a combination of such methods on a continuous or delayed basis. See “Plan of Distribution” on page 24. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

August 23, 2010

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

ABOUT THIS PROSPECTUS

As used in this prospectus and any prospectus supplement:

•	“Nabors” means Nabors Industries Ltd., a Bermuda exempted company;

•	“we,” “our,” and “us” generally means Nabors, together with its consolidated subsidiaries, unless the context otherwise requires; and

•	“Nabors Delaware” means Nabors Industries, Inc., a Delaware corporation and wholly-owned indirect subsidiary of Nabors.

This prospectus is part of a registration statement that we and the subsidiary issuers filed with the United States Securities and Exchange Commission (the “Commission”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell the different types of securities, and issue related guarantees, as described in this prospectus, in one or more foreign currencies, foreign currency units or composite currencies. This prospectus also provides you with a general description of the securities that we or a selling security holder may offer. Because Nabors is a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), Nabors may add to and offer additional securities, including securities held by security holders, by filing a prospectus supplement with the Commission at the time of the offer. In addition, Nabors is able to add its subsidiaries and securities to be issued by them if Nabors guarantees such securities.

This prospectus provides you with a general description of the securities we may offer. Each time securities are sold, a prospectus supplement will provide specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities able to be offered under this prospectus. The registration statement, including the exhibits, can be read at the Commission’s website or at the Commission office mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information incorporated by reference or provided in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer or soliciting a purchase of these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such document. Our business, financial condition or results of operations may have changed since that date.

THIS PROSPECTUS INCORPORATES BY REFERENCE IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT US THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. COPIES OF THE INCORPORATED DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE INCORPORATED BY REFERENCE THEREIN) WILL BE FURNISHED UPON WRITTEN OR ORAL REQUEST WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED. REQUESTS SHOULD BE DIRECTED TO NABORS CORPORATE SERVICES, INC., 515 WEST GREENS ROAD, SUITE 1200, HOUSTON, TEXAS 77067, ATTENTION: INVESTOR RELATIONS, PHONE NUMBER (281) 874-0035 OR VISIT OUR WEBSITE AT “HTTP://WWW.NABORS.COM.” WEBSITE MATERIALS ARE NOT PART OF THIS PROSPECTUS.

Unless otherwise indicated, all dollar amounts in this prospectus are expressed in U.S. dollars.

ABOUT NABORS INDUSTRIES LTD.

Nabors became the publicly traded parent company of the Nabors group of companies, effective June 24, 2002, pursuant to a corporate reorganization. Nabors’ common shares are traded on the New York Stock Exchange under the symbol “NBR.”

We are the largest land drilling contractor in the world and one of the largest land well-servicing and workover contractors in the United States and Canada:

•	We actively market approximately 550 land drilling rigs for oil and gas land drilling operations in the U.S. Lower 48 states, Alaska, Canada, South America, Mexico, the Caribbean, the Middle East, the Far East, Russia and Africa.

•	We actively market approximately 556 rigs for land well-servicing and workover work in the United States and approximately 172 rigs for land well-servicing and workover work in Canada.

We are also a leading provider of offshore platform workover and drilling rigs, and actively market approximately 39 platform, 13 jack-up and 3 barge rigs in the United States, including the Gulf of Mexico, and multiple international markets.

In addition to the foregoing services:

•	We manufacture and lease or sell top drives for a broad range of drilling applications, directional drilling systems, rig instrumentation and data collection equipment, pipeline handling equipment and rig reporting software.

•	We invest in oil and gas exploration, development and production activities in the United States, Canada and International areas through both our wholly owned subsidiaries and our oil and gas joint ventures in which we hold 49-50% ownership interests.

•	We have a 51% ownership interest in a joint venture in Saudi Arabia, which owns and actively markets nine rigs in addition to the rigs we lease to the joint venture.

•	We offer a wide range of ancillary well-site services, including engineering, transportation, construction, maintenance, well logging, directional drilling, rig instrumentation, data collection and other support services in select domestic and international markets.

•	We also provide logistics services for onshore drilling in Canada using helicopters and fixed-wing aircraft.

The majority of our business is conducted through our various Contract Drilling operating segments, which include our drilling, well-servicing and workover operations, on land and offshore. Our oil and gas exploration, development and production operations are included in our Oil and Gas operating segment. Our operating segments engaged in drilling technology and top drive manufacturing, directional drilling, rig instrumentation and software and construction and logistics operations are aggregated in our Other Operating Segments.

Nabors was formed as a Bermuda exempt company on December 11, 2001. Through predecessors and acquired entities, Nabors has been continuously operating in the drilling sector since the early 1900s. Nabors’ principal executive offices are located at Mintflower Place, 8 Par-La-Ville Road, Hamilton, HM08, Bermuda and its telephone number at that address is (441) 292-1510.

Certain provisions of Bermuda law

Nabors has been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to United States residents who are holders of Nabors common shares.

The Bermuda Monetary Authority has given its consent for the issue and free transferability of Nabors shares, up to the amount of our authorized capital from time to time, to and between non-residents of Bermuda for exchange control purposes, and the issue of options, warrants, depository receipts, rights, loan notes and other of our securities and the subsequent free transferability thereof, provided Nabors shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus. Certain issues and transfers of shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority.

This prospectus may be filed with the Registrar of Companies in Bermuda pursuant to Part III of the Companies Act. In accepting this prospectus for filing, the Registrar of Companies in Bermuda shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus.

Pursuant to Bermuda law, there is an obligation to issue share certificates. If a share certificate is requested it can only be issued in the names of the legal entity holding title to those shares. In the case of a shareholder acting in a special capacity (for example, as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust. We will take no notice of any trust applicable to any of our shares, whether or not we have been notified of such trust.

ABOUT NABORS INDUSTRIES, INC.

Nabors Delaware is a holding company and an indirect, wholly-owned subsidiary of Nabors. Prior to the corporate reorganization that was completed on June 24, 2002, Nabors Delaware was a publicly-traded corporation. Nabors Delaware was incorporated in Delaware on May 3, 1978. Nabors Delaware’s principal executive offices are located at 515 West Greens Road, Suite 1200, Houston, Texas 77067 and its telephone number at that address is (281) 874-0035.

RISK FACTORS

Investing in our securities and the securities of Nabors Delaware involves risks. You should carefully consider the risks described in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Commission on February 26, 2010, under Part 1, Item 1A, “Risk Factors”, which is incorporated by reference in this prospectus, and the other information contained or incorporated by reference in this prospectus. For each offering of securities made using this prospectus, we may include additional risk factors, if appropriate, in the prospectus supplement relating to that issuance of securities.

The risks incorporated by reference are not the only ones that we may face. Additional risks that are not currently known to us or that we currently consider immaterial may also impair our business, financial condition or results of operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We often discuss expectations regarding our future markets, demand for our products and services, and our performance in our offering memoranda, registration statements, prospectuses, annual and quarterly reports, press releases, and other written and oral statements. Statements that relate to matters that are not historical facts are “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are based on an analysis of currently available competitive, financial and economic data and our operating plans. They are inherently uncertain and investors should recognize that events and actual results could turn out to be significantly different from our expectations. By way of illustration, when used in this document, words such as “anticipate,” “believe,” “expect,” “plan,” “intend,” “estimate,” “project,” “will,” “should,” “could,” “may,” “predict” and similar expressions are intended to identify forward-looking statements.

You should consider the following key factors when evaluating these forward-looking statements:

•	fluctuations in worldwide prices of and demand for natural gas and oil;

•	fluctuations in levels of natural gas and oil exploration and development activities;

•	fluctuations in the demand for our services;

•	the existence of competitors, technological changes and developments in the oilfield services industry;

•	the existence of operating risks inherent in the oilfield services industry;

•	the existence of regulatory and legislative uncertainties;

•	the possibility of changes in tax laws;

•	the possibility of political instability, war or acts of terrorism in any of the countries in which we do business; and

•	general economic conditions including the capital and credit markets.

Our businesses depend, to a large degree, on the level of spending by oil and gas companies for exploration, development and production activities. Therefore, a sustained increase or decrease in the price of natural gas or oil, which could have a material impact on exploration, development and production activities, could also materially affect our financial position, results of operations and cash flows.

The above description of risks and uncertainties is by no means all-inclusive, but is designed to highlight what we believe are important factors to consider. For a more detailed description of risk factors, please see the section entitled “Risk Factors” below and Nabors’ Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Commission on February 26, 2010, under Part 1, Item 1A, “Risk Factors”.

All forward-looking statements in this prospectus are based on information available to us on the date of this prospectus. We do not intend to update or revise any forward-looking statements that we may make in this prospectus or other documents, reports, filings or press releases, whether as a result of new information, future events or otherwise.

RATIO OF EARNINGS TO FIXED CHARGES

For purposes of calculating the ratio of earnings to fixed charges, earnings consist of pretax income from continuing operations less undistributed earnings from unconsolidated affiliates (net of dividends) plus amortization of capitalized interest and fixed charges (excluding capitalized interest). Fixed charges consist of interest incurred (whether expensed or capitalized), amortization of debt expense, and that portion of rental expense on operating leases deemed to be the equivalent of interest. The following table sets forth Nabors’ ratio of earnings to fixed charges for each of the periods indicated.

Nabors Industries Ltd. and Subsidiaries

						Six Months
	Year Ended December 31,					Ended June 30,
	2005	2006	2007	2008	2009	2009	2010

Ratio of earnings to fixed charges(1)	17.39	10.33	6.16	4.90	.90	1.10	1.62

(1)	All information presented excludes the Sea Mar business sold in August 2007 which has been classified as discontinued operations.

SELLING SECURITY HOLDERS

We may register securities covered by this prospectus for re-offers and resales by any selling security holders who may be named in a prospectus supplement. Because Nabors is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the Commission. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See “Plan of Distribution.” Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling security holders, other than underwriting fees, discounts or commissions, which will be borne by the selling security holders. We will provide you with a prospectus supplement naming the selling security holders, the amount of securities to be registered and sold and any other terms of the securities being sold by a selling security holder.

USE OF PROCEEDS

Except as may be set forth in a prospectus supplement, we intend to use the net proceeds we receive from sales of offered securities for general corporate purposes. These could include capital expenditures, repayment or purchase of previously issued long-term debt, investment in subsidiaries, loans to subsidiaries, additions to working capital, share repurchases, repayment of short-term commercial paper notes or other short-term debt, acquisitions and other business opportunities. If securities are sold by Nabors Delaware, we expect that it will add such proceeds to its general funds and use them for general corporate purposes or will loan such proceeds to Nabors or any of its subsidiaries. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sales of our securities by any selling security holder who may be named in a prospectus supplement.

When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds from the sale of those securities. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

Nabors Delaware may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities of Nabors or Nabors Delaware. The debt securities may be:

•	senior obligations issued in one or more series under a senior indenture to be entered into between Nabors Delaware, as issuer, Wilmington Trust Company, as trustee, Citibank, N.A., as securities administrator, and, if applicable, Nabors and/or any other guarantor, as guarantor; or

•	subordinated obligations issued in one or more series under a subordinated indenture to be entered into between Nabors Delaware, as issuer, Wilmington Trust Company, as trustee, Citibank, N.A., as securities administrator and, if applicable, Nabors and/or any other guarantor, as guarantor.

The trustee for each series of debt securities will be Wilmington Trust Company, unless otherwise specified in the applicable prospectus supplement.

The following description only summarizes the terms of the material provisions of the indentures and the debt securities. We urge you to read each of the indentures which are filed as an exhibit to the registration statement of which this prospectus forms a part. In addition, the following description is qualified in all respects by reference to the actual text of the indentures and the forms of the debt securities.

General

The indentures relating to Nabors Delaware’s senior and subordinated obligations (the “indentures”) do not contain any restrictions on the amount of additional indebtedness that Nabors Delaware may issue or that Nabors may guarantee in the future.

You should review the prospectus supplement for the terms of the debt securities being offered, including the following terms:

•	the designation, aggregate principal amount and authorized denominations of the debt securities;

•	the purchase price of the debt securities;

•	the date or dates on which the debt securities will mature;

•	the rate or rates per annum, if any (which may be fixed or variable), at which the debt securities will bear interest or the method by which such rate or rates will be determined;

•	whether the interest, if any, is to be payable in cash or in payment in kind securities;

•	the dates on which the interest will be payable and the record dates for payment of interest, if any;

•	the coin or currency in which payment of the principal of, premium, if any, and interest, if any, on the debt securities will be payable;

•	the terms of any mandatory or optional redemption (including any sinking fund) or any obligation of Nabors Delaware to repurchase the debt securities;

•	whether the debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global debt securities and, if so, the identity of the depositary, if any, for such note or notes;

•	whether the debt securities will be senior debt securities or subordinated debt securities;

•	whether the debt securities will be secured;

•	the terms, if any, upon which such debt securities may be convertible into or exchangeable for other debt or equity securities;

•	whether the debt securities will be guaranteed by Nabors and/or any other guarantor and the terms and provisions of any such guarantee as described under “— Guarantee” below;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if effected;

•	any additional covenants that are included for the benefit of the debt securities;

•	any addition to or change or deletion of any event of default or any covenant specified in the applicable indenture; and

•	any other additional provisions or specific terms which may be applicable to that series of debt securities.

None of the indentures limit the aggregate principal amount of debt securities that may be issued. Unless indicated in a prospectus supplement, Nabors Delaware may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all outstanding debt securities of such series, will constitute a single series of securities under the applicable indenture. The debt securities may be authorized by Nabors Delaware and may be in any currency or currency units designated by such issuer.

The debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any of these discounted debt securities will be described in the applicable prospectus supplement.

Ranking of debt securities

The senior debt securities will be unsubordinated obligations and will rank equally in right of payment with all existing and future unsecured or secured, as applicable, and unsubordinated indebtedness. The subordinated debt securities will be subordinated obligations and will be subordinated in right of payment to all existing and future senior indebtedness, including the senior debt securities. See “— Subordination of subordinated debt securities.” Any series of debt securities that is not secured will be effectively subordinated to existing and future secured indebtedness to the extent of the value of the collateral securing that indebtedness.

Nabors and Nabors Delaware currently conduct substantially all of their operations through their subsidiaries and their subsidiaries generate substantially all of their operating income and cash flow. As a result, distributions and advances from their subsidiaries are the principal source of funds necessary to meet their debt service obligations. Contractual provisions or laws, as well as their subsidiaries’ financial and operating requirements, may limit their respective ability to obtain cash from their subsidiaries that they require to pay their respective debt service obligations, including cash payments on the debt securities. In addition, because Nabors and Nabors Delaware are holding companies, holders of their debt securities and guarantees will have a junior position to the claims of creditors of their respective subsidiaries on their assets and earnings. The prospectus supplement relating to a series of debt securities will state, as applicable, whether Nabors Delaware’s debt securities will be guaranteed by Nabors and/or any other guarantor. For a description of that guarantee, if any, see “— Guarantee.”

Guarantee

Unless otherwise provided in the applicable prospectus supplement, Nabors will guarantee each series of debt securities of Nabors Delaware.

The specific terms and provisions of each guarantee, including any provisions relating to the subordination of any guarantee, and the identity of each guarantor will be described in the applicable prospectus supplement. The obligations of each guarantor under its guarantee will be limited as necessary to seek to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Conversion and exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares or preferred shares of Nabors or other equity or debt securities of Nabors and/or Nabors Delaware will be set forth in the related prospectus supplement. The terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option.

Payment, paying agent and registrar

Unless otherwise indicated in the applicable prospectus supplement, Nabors Delaware will pay principal of, premium, if any, and interest, if any, on the debt securities at the office or agency designated by the issuer in the City of New York, except that Nabors Delaware, at its option, may pay interest on any debt securities in physical, certificated form either at the corporate trust office of the securities administrator or by check mailed to holders of the debt securities at their registered addresses as they appear in the registrar’s books. Unless otherwise indicated in the applicable prospectus supplement, Nabors Delaware initially shall designate the corporate trust office of Citibank, N.A. in the City of New York to act as its paying agent and registrar. Nabors Delaware may, however, change the paying agent or registrar without prior notice to the holders of the debt securities, and we or any of our subsidiaries may act as paying agent or registrar.

Unless otherwise indicated in the applicable prospectus supplement, Nabors Delaware will pay principal of, premium, if any, and interest, if any, on any debt security in global form registered in the name of or held by a depositary located in the United States identified in the prospectus supplement or its nominee in immediately available funds to such depositary or its nominee, as the case may be, as the registered holder of such global note.

Registration of transfer and exchange

Unless otherwise indicated in the applicable prospectus supplement, a holder of debt securities may transfer or exchange the debt securities at the office of the registrar in accordance with the applicable indenture. The registrar and the trustee may require a holder to, among other things, furnish appropriate endorsements and transfer documents. Unless otherwise indicated in the applicable prospectus supplement, no service charge will be imposed by the issuer, the trustee or the registrar for any registration of transfer or exchange of debt securities, but Nabors Delaware may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. Nabors Delaware is not required to transfer or exchange any debt security selected for redemption. Also, Nabors Delaware is not required to transfer or exchange any debt security for a period of 15 days before a mailing of notice of redemption.

The registered holder of a debt security will be treated as the owner of it for all purposes.

Global notes

Unless otherwise indicated in the applicable prospectus supplement, the debt securities of a series will be issued in the form of one or more global notes that will be deposited with or on behalf of a depositary located in the United States. Unless otherwise identified in the prospectus supplement, The Depository Trust Company will be appointed as depositary with respect to each series.

The specific terms of the depositary arrangement with respect to any debt securities of a series will be described in the prospectus supplement relating to the series. We anticipate that the following provisions will apply to all depositary arrangements.

Unless otherwise specified in an applicable prospectus supplement, debt securities which are to be represented by a global note to be deposited with or on behalf of a depositary will be represented by a global note registered in the name of such depositary or its nominee. Upon the issuance of a global note in registered form, the depositary for the global note will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the global note to the accounts of institutions that have accounts with the depositary or its nominee (“participants”). The accounts to be credited shall be designated by the underwriters or agents of the debt securities or by Nabors Delaware, if the debt securities are offered and sold directly by an issuer. Ownership of beneficial interests in the global notes will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the global notes will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for the global notes. Ownership of beneficial interests in global notes by persons that hold the beneficial interests through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by the participant.

So long as the depositary for a global note in registered form, or its nominee, is the registered owner of the global note, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global note for all purposes under the applicable indenture governing the debt securities. Except as described below, owners of beneficial interests in the global notes will not be entitled to have debt securities of the series represented by the global notes registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in definitive form and will not be considered the owners or holders thereof under the applicable indenture.

Payment of principal of, premium, if any, and interest, if any, on debt securities registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global note representing the debt securities. Nabors Delaware will not (nor will the trustee, the securities administrator, any paying agent or the registrar for the debt securities) have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global note for the debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for debt securities of a series, upon receipt of any payment of principal of, premium or interest in respect of a permanent global note, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global note held through the participants will be governed by customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants.

A global note may not be transferred except as a whole by the depositary for the global note to a nominee of the depositary, by a nominee of the depositary to the depositary or to another nominee of the depositary or by the depositary or any nominee to a successor depositary or a nominee of the successor. If a depositary for debt securities of a series is at any time unwilling or unable to continue as a depositary and a successor depositary is not appointed by us within 90 days, Nabors Delaware will issue debt securities in definitive registered form in exchange for the global note or notes representing the debt securities.

Certain covenants of the debt securities

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will include those covenants which may be set forth in the prospectus supplement to which such debt securities relate, including the following:

Consolidation, Amalgamation, Merger, Conveyance of Assets.  The indentures relating to the debt securities provide, in general, that neither Nabors nor Nabors Delaware, as appropriate, will consolidate or amalgamate with or merge into any other entity or convey, transfer or lease our or its assets substantially as an entirety to any person, unless:

•	the entity formed by the consolidation or amalgamation or into which Nabors or Nabors Delaware is merged, or the person who acquires the assets, shall, in the case of Nabors Delaware, be organized under the laws of the United States, any state thereof, or the District of Columbia, and in either case shall expressly assume Nabors’ or Nabors Delaware’s obligations under the indenture, the debt securities and any guarantee; and

•	immediately after giving effect to that type of transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing.

We will describe any additional restrictive covenants for any series of debt securities in the applicable prospectus supplement.

Events of default

In general, the indentures define an event of default with respect to any series of debt securities as being:

•	a default for 10 days in payment of any principal or premium, if any, on the debt securities of that series, either at maturity, upon any redemption, by declaration or otherwise;

•	a default for 30 days in payment of any interest or additional amounts on the debt securities of that series;

•	a default for 90 days after written notice from the trustee or holders of at least 25% in principal amount of outstanding debt securities of that series in the observance or performance of any covenant regarding that series of debt securities or the indenture;

•	certain events of Nabors’ or Nabors Delaware’s bankruptcy or insolvency; or

•	the failure to keep any applicable full and unconditional guarantee of the debt securities of that series in place.

An event of default with respect to any series of debt securities may not be an event of default with respect to any other series.

If an event of default occurs and is continuing as a result of certain events of Nabors’ or Nabors Delaware’s bankruptcy or insolvency then the principal amount of the applicable series of debt securities shall be due and payable immediately. If an event of default occurs and is continuing (other than a default under the fifth bullet paragraph above) either the trustee or the holders of at least 25% in principal amount of the applicable series of outstanding debt securities may declare the principal amount of such series of debt securities to be due and payable immediately. However, any time after an acceleration with respect to the debt securities has occurred, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the applicable series of outstanding debt securities may, under some circumstances, rescind and annul such acceleration. The majority holders, however, may not annul or waive a continuing default in payment of principal of, premium, if any, additional amounts, if any, or interest on the debt securities.

The indentures provide that the holders of the debt securities will indemnify the trustee before the trustee exercises any of its rights or powers under the indentures. This indemnification is subject to the trustee’s duty, as trustee, to act with the required standard of care during a default.

The holders of a majority in principal amount of the applicable series of outstanding debt securities may direct the time, method and place of:

•	the conduct of any proceeding for any remedy available to the trustee; or

•	the exercise of any trust or power conferred on the trustee.

This right of the holders of the debt securities is, however, subject to the provisions in the indenture providing for the indemnification of the trustee and other specified limitations.

In general, the indentures provide that holders of any series of debt securities may institute an action against any Nabors, Nabors Delaware or any other obligor under such series of debt securities only if the following four conditions are fulfilled:

•	the holder previously has given to the trustee written notice of default and the default continues;

•	the holders of at least 25% in principal amount of the applicable series of debt securities then outstanding have both requested the trustee to institute such action and offered the trustee indemnity reasonably satisfactory to it;

•	the trustee has not instituted this action within 60 days of receipt of such request; and

•	during such 60-day periods, the trustee has not received a direction inconsistent with such written request by the holders of a majority in principal amount of the applicable series of debt securities then outstanding.

The indentures contain a covenant that Nabors and Nabors Delaware will file annually with the trustee a certificate of no default or a certificate specifying any default that exists. If a default or an event of default is known to the trustee, the trustee must notify the holders, subject to certain conditions.

Discharge, legal defeasance and covenant defeasance

Nabors Delaware may discharge or defease its obligations under the applicable indenture as set forth below.

Under terms satisfactory to the trustee, Nabors Delaware may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation. The debt securities of that series must also:

•	have become due and payable;

•	be due and payable by their terms within one year; or

•	be scheduled for redemption by their terms within one year.

Nabors Delaware may discharge the debt securities of that series by irrevocably depositing an amount certified to be sufficient to pay at maturity, or upon redemption, the principal, premium, if any, and interest on the debt securities of that series. Nabors Delaware may make the deposit in cash or United States Government Obligations, as defined in the applicable indenture.

Nabors Delaware and Nabors, if it is a guarantor of a series of debt securities, may terminate all of their respective obligations under the debt securities of that series and the applicable indenture as it relates to that series at any time, except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the debt securities of that series, to replace mutilated, destroyed, lost or stolen securities and to maintain a registrar and paying agent in respect of the debt securities of that series. This is referred to as “legal defeasance.” If Nabors Delaware and Nabors, as applicable, exercise their legal defeasance option, each guarantee in effect at such time, if any, will terminate.

Under terms satisfactory to the trustee, Nabors Delaware and Nabors, if it is a guarantor of a series of debt securities, may be released with respect to any outstanding debt securities of that series from their respective obligations imposed by the sections of the applicable indenture that contain restrictive covenants including mergers and conveyances of assets. Also under terms satisfactory to the trustee, Nabors and Nabors Delaware, if applicable, may no longer be required to comply with these sections without the creation of an event of default. This is typically referred to as “covenant defeasance.” If Nabors and Nabors Delaware, as applicable, exercise their covenant defeasance option, the guarantees in effect at such time, if any, will terminate. Nabors and Nabors Delaware may exercise their legal defeasance option notwithstanding their prior exercise of its covenant defeasance option.

Legal defeasance or covenant defeasance may be effected by Nabors Delaware only if, among other things, as applicable:

•	Nabors Delaware irrevocably deposits with the trustee cash or United States Government Obligations as trust funds in an amount certified by a nationally recognized firm of certified public accountants to be sufficient to pay at maturity or upon redemption the principal of, premium, if any, and interest on all applicable series of outstanding debt securities;

•	Nabors Delaware delivers to the trustee opinions of counsel to the effect that the holders of the applicable series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of legal defeasance or covenant defeasance. This opinion must further state that these holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if legal defeasance or covenant defeasance had not occurred. In the case of a legal defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of the applicable indenture, since this result would not occur under current United States tax law; and

•	Nabors Delaware shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent provided for or relating to the defeasance have been complied with.

Event of risk

Unless otherwise indicated in the prospectus supplement, none of the indentures, the guarantees or the debt securities will afford holders of the debt securities protection in the event of a highly leveraged transaction involving Nabors or Nabors Delaware or will contain any restrictions on the amount of additional indebtedness that Nabors or Nabors Delaware may incur.

Mandatory redemption; sinking fund

Unless otherwise indicated in the prospectus supplement, neither Nabors nor Nabors Delaware is required to make either mandatory redemption or sinking fund payments with respect to the debt securities.

Book-entry delivery and form

Unless otherwise indicated in the prospectus supplement, the debt securities will initially be issued only in registered, book-entry form, in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

Modification of the indenture

Amendments, through supplemental indentures, of the applicable indenture may be made by Nabors Delaware and Nabors, as applicable, the trustee and the securities administrator with the consent of the holders of a majority in principal amount of the applicable series of outstanding debt securities; provided, however, that no such amendment may, among other things, without the consent of the holder of each applicable series of outstanding debt securities affected thereby:

•	extend the final maturity of the principal of, or any installment interest on, any debt security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any debt security or any premium, or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment;

•	reduce the percentage in principal amount of the outstanding debt securities of any series; and

•	modify the provisions in the applicable indentures regarding waiver of past defaults and amendments with the consent of holders except under certain limited circumstances.

Without the consent of any holder of applicable series of outstanding debt securities, Nabors Delaware and Nabors, as applicable, may amend the applicable indenture and the debt securities to:

•	evidence the succession of another person to Nabors or Nabors Delaware and the assumption by any such successor of the covenants of Nabors Delaware and Nabors, as applicable, and in the debt securities;

•	add to the covenants of Nabors Delaware and Nabors, as applicable, for the benefit of the holders of all or any series of the applicable debt securities or to surrender any right or power conferred in the indentures upon Nabors Delaware and Nabors, as applicable;

•	add any additional events of default for the benefit of the holders of all or any series of the applicable debt securities;

•	add to or change any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

•	add to or change any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities of any series denominated in one or more foreign currencies, currency units or composite currencies;

•	add to, change or eliminate any of the provisions of the applicable indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (i) shall neither (A) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such debt security with respect to such provision or (ii) shall become effective only when there is no such debt security outstanding;

•	secure the debt securities of any series;

•	establish the form or terms of debt securities of any series as permitted by the applicable indenture;

•	evidence and provide for the acceptance of appointment under the applicable indenture by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indentures as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of in the applicable indenture;

•	cure any ambiguity or omission, correct or supplement any inconsistent provisions; provided that such action shall not adversely affect the interests of the holders of debt securities of any series;

•	effect or maintain, or otherwise comply with the requirements of the Commission in connection with the qualification of the indentures under the Trust Indenture Act; or

•	make any other change that does not adversely affect the rights of any holder.

The holders of a majority in principal amount of the applicable series of outstanding debt securities may, on behalf of the holders of such applicable series of debt securities, waive any past default under the indenture, except a default in the payment of the principal of, premium, if any, or interest on any such debt security or in respect of a provision which under the indenture cannot be amended without the consent of the holder of each applicable series of outstanding debt securities affected.

Subordination of subordinated debt securities

The payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will be subordinated, to the extent and in the manner set forth in the subordinated indenture, and as may be further described in the applicable prospectus supplement, in right of payment to the prior payment in full of all senior indebtedness which may at any time and from time to time be outstanding. If the subordinated debt securities are guaranteed by Nabors, the guarantees of the subordinated debt securities will be subordinated in the manner set forth in the applicable prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement with respect to an issue of subordinated debt securities, in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to Nabors Delaware’s assets, or any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshalling of Nabors Delaware’s assets or liabilities, all senior indebtedness must be paid in full or such payment must be provided for before any payment or distribution is made on account of the principal, premium, if any, or interest, if any, on any subordinated debt securities.

In addition, the applicable prospectus supplement may provide that no payment on account of the subordinated debt securities offered thereby shall be made during the continuance of certain defaults with respect to Nabors Delaware’s senior indebtedness or certain of Nabors Delaware’s designated senior indebtedness.

In the event that, notwithstanding the foregoing, any payment or distribution of Nabors Delaware’s assets is received by the subordinated trustee or the holders of any of the subordinated debt securities, under the circumstances described above and before all senior indebtedness is paid in full, such payment or distribution will be paid over to the holders of such senior indebtedness or on their behalf for application to the payment of all such senior indebtedness remaining unpaid until all such senior indebtedness has been paid in full or such payment provided for, after giving effect to any concurrent payment or distribution to the holders of such senior indebtedness.

By reason of this subordination, in the event of a distribution of assets upon insolvency, certain general creditors of Nabors Delaware and Nabors, as the case may be, may recover more, ratably, than holders of the subordinated debt securities.

If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the definitions of senior indebtedness and designated senior indebtedness applicable to that series, any payment blockage provisions and the approximate amount of such senior indebtedness with respect to Nabors or Nabors Delaware, outstanding as of a recent date, and if the subordinated debt securities are guaranteed by Nabors or Nabors Delaware.

Concerning the trustee

Unless otherwise indicated in the prospectus supplement, the trustee shall be Wilmington Trust Company, which is one of a number of banks with which we maintain ordinary banking relationships. Unless otherwise indicated in the prospectus supplement, Nabors Delaware shall appoint Citibank, N.A., the securities administrator, as registrar and paying agent under the applicable indenture.

If the trustee has or acquires any conflicting interest within the meaning of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), the trustee will either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable indenture.

At any time, the trustee under any of the indentures may resign or be removed with respect to the securities of any series under any of the indentures by the holders of at least a majority in principal amount of the outstanding securities of such series. If the trustee resigns, is removed or becomes incapable of acting as trustee, or if a vacancy occurs in the office of the trustee for any reason, a successor trustee will be appointed in accordance with the provisions of the respective indentures.

Governing law

Unless otherwise indicated in the prospectus supplement, the indenture, the debt securities and any guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF AUTHORIZED SHARE CAPITAL

The following description of Nabors’ share capital includes a summary of certain provisions of Nabors’ Memorandum of Association and Amended and Restated Bye-laws. The following description of the terms of the preferred shares Nabors may issue sets forth certain general terms and provisions of any series of preferred shares to which any prospectus supplement may relate. Particular terms of the preferred shares offered by any prospectus supplement and the extent, if any, to which these general terms and provisions shall apply to any series of preferred shares so offered will be described in the prospectus supplement relating to the applicable preferred shares. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such series of preferred shares. This description of Nabors’ share capital does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Bermuda law and the provisions of Nabors’ Memorandum of Association and Amended and Restated Bye-laws, which have been or will be filed with the Commission as exhibits to the registration statement of which this prospectus is a part.

Nabors’ authorized share capital consists of 825,000,000 shares of which 800,000,000 are common shares, par value $0.001 per share, and 25,000,000 are preferred shares, par value $0.001 per share. The following summary is qualified in its entirety by the provisions of Nabors’ Memorandum of Association, dated December 10, 2001 and Nabors’ Amended and Restated Bye-laws, which are both publicly available. See “Where You Can Find More Information.” As of August 20, 2010, there were 314,690,281 Nabors common shares outstanding and one Nabors special voting preferred share, par value $0.001 per share, outstanding. No other shares of Nabors of any class or series were outstanding as of August 20, 2010.

Common shares

Holders of our common shares are entitled to one vote on any question to be decided on a show of hands and one vote per share on a poll on all matters submitted to a vote of the shareholders of Nabors. Except as specifically provided in Nabors’ bye-laws or in The Companies Act 1981 (Bermuda), as amended (the “Companies Act”), any action to be taken by shareholders at any meeting at which a quorum is in attendance shall be decided by a majority of the issued shares present in person or represented by proxy and entitled to vote. There are no limitations imposed by Bermuda law or Nabors’ bye-laws on the right of shareholders who are not Bermuda residents to hold or to vote their Nabors common shares.

Nabors’ bye-laws do not provide for cumulative voting. A special meeting of shareholders may be called by Nabors’ board of directors or as otherwise provided by the Companies Act and applicable law. Any action, except the removal of auditors and directors, required or permitted to be taken at any annual or special meeting of shareholders may be taken by written consent if the consent is signed by each shareholder, or their proxy, entitled to vote on the matter. Holders of Nabors common shares do not have a preemptive or preferential right to purchase any other securities of Nabors. Nabors’ common shares have no sinking fund provision.

Price range of common shares

Nabors common shares are traded on the New York Stock Exchange under the symbol “NBR.” The following table sets forth, for the periods indicated, the high and low sale price per share of Nabors common shares on the New York Stock Exchange.

	High (U.S.$)	Low (U.S.$)

2007
First Quarter	32.74	27.53
Second Quarter	36.42	29.59
Third Quarter	34.10	27.05
Fourth Quarter	31.23	26.00
2008
First Quarter	34.14	23.41
Second Quarter	50.58	33.06
Third Quarter	50.35	22.5
Fourth Quarter	24.88	9.72
2009
First Quarter	14.05	8.25
Second Quarter	19.79	9.38
Third Quarter	21.48	13.78
Fourth Quarter	24.07	19.18
2010
First Quarter	27.05	18.74
Second Quarter	22.82	16.39

On August 20, 2010, the last sale price reported on the New York Stock Exchange for Nabors common shares was $16.51 per share. On August 20, 2010, there were 1,659 recordholders of Nabors common shares.

Dividend policy

We have not declared or paid any cash dividends on Nabors common shares since 1982.

Subject to any rights and restrictions of any other class or series of shares, our board of directors may, from time to time, declare dividends and other distributions on the issued Nabors common shares and authorize payment of such dividends and other distributions. Such dividends or other distributions may be in cash, shares or property of Nabors out of assets or funds legally available therefor.

We do not anticipate paying any cash dividends on Nabors common shares in the foreseeable future.

Preemptive, redemption, conversion and sinking fund rights

Holders of Nabors common shares will have no preemptive or preferential right to purchase any securities of Nabors. Nabors common shares will not be convertible into shares of any other class or series or be subject to redemption either by Nabors or the holder of our common shares. Nabors common shares have no sinking fund provisions.

Changes to rights of a class or series

Subject to the Companies Act, the rights attached to any class or series of shares of Nabors, unless otherwise provided by the terms of that class or series, may be altered or abrogated by a resolution passed at a separate general meeting of the holders of shares of that class, voting in person or by proxy and representing at least a majority of the issued shares of that class entitled to vote. Every holder of shares of the relevant class shall be entitled on a poll to one vote for each share held by such holder and any holder of shares of the relevant class present in person or by proxy may demand a poll. Outstanding shares will not be deemed to be varied by the creation or issue of shares that rank in any respect prior to or equivalent with those shares.

Quorum for general meetings

The holders of shares present in person or by proxy entitling them to exercise a majority of the voting power of Nabors on the relevant record date shall constitute a quorum to hold a general meeting of the shareholders.

Rights upon liquidation

Upon the liquidation of Nabors, after the full amounts that holders of any issued shares ranking senior to Nabors common shares as to distribution on liquidation or winding-up are entitled to receive have been paid or set aside for payment, the holders of Nabors common shares are entitled to receive, pro rata, any remaining assets of Nabors available for distribution to the holders of common shares. The liquidator may deduct from the amount payable in respect of those common shares any liabilities the holder has to or with Nabors. The assets received by the holders of Nabors common shares in a liquidation may consist in whole or in part of property. That property is not required to be of the same kind for all shareholders.

Repurchase rights

Nabors’ board of directors may, at its discretion, authorize the purchase by Nabors of its own shares of any class, at any price (whether at par or above or below par), as long as such purchase is made in accordance with the provisions of the Companies Act.

Compulsory acquisition of shares hold by minority holders

An acquiring party is generally able to acquire compulsorily the Nabors common shares of minority holders in one of the following ways:

•	By a procedure under the Companies Act known as a “scheme of arrangement.” A scheme of arrangement is made by obtaining the consent of Nabors, the consent of the court and approval of the arrangement by holders of Nabors common shares, (1) representing in the aggregate a majority in number of the shareholders present at the meeting held to consider the arrangement and (2) holding at least 75% of all the issued Nabors common shares taken together as a class. If a scheme of arrangement receives all necessary consents, all holders of Nabors common shares could be compelled to sell their shares under the terms of the scheme of arrangement.

•	If the acquiring party is a company, by acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by the acquiring party (the “offeror”). If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by the offeror, obtained the approval of or acquired 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which such approval was obtained or such percentage of shares were acquired, require by a “Notice of Acquisition” any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares. Nontendering shareholders have a one-month period from the date of the Notice of Acquisition in which to apply to a court to enjoin the company acquisition.

•	By acquiring, pursuant to a notice given to the remaining shareholders or class of shareholders, where the acquiring party holds not less than 95% of the shares or the class of shares of the company, the shares of such remaining shareholders or class of shareholders. When such a notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in such notice, unless a remaining shareholder, within one month of receiving such notice, applies to the court for an appraisal of the value of its shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

Preferred shares

The board of directors of Nabors is authorized, without further shareholder action, to issue from time to time up to 25,000,000 preferred shares in one or more classes or series, and fix for each such class or series such voting power, full or limited, or no voting power, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as are provided in the resolutions adopted by the board of directors providing for the issuance of such class or series. The Nabors board of directors in authorizing such class or series may provide that any such class or series may be:

•	subject to redemption at the option of Nabors or the holders, or both, at such time or times and at such price or prices;

•	entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in relation to, the dividends payable on any other class or classes or any other series;

•	entitled to such rights upon the dissolution of, or upon any distribution of the assets of, Nabors; or

•	convertible into, or exchangeable for, shares of any other class or classes of shares, or of any other series of the same or any other class or classes of shares, of Nabors at such price or prices or at such rates of exchange and with such adjustments;

in each case, as set forth in the resolutions authorizing the class or series of preferred shares.

A series of preferred shares, consisting of one share, has been designated as a special voting preferred share, having a par value of $0.001 per share and a liquidation preference of $0.01. The special voting preferred share has been issued to Computershare Trust Company of Canada, as trustee, in connection with our acquisitions of Ryan and Enserco Energy Service Company Inc., under a voting and exchange trust agreement among us, Exchangeco and such trustee. Except as otherwise required by law, our memorandum of association or our bye-laws, the one special voting preferred share will possess a number of votes for the election of directors and on all other matters submitted to a vote of our shareholders equal to the number of outstanding exchangeable shares from time to time not owned by us or any entity controlled by us. The holders of our common shares and the holder of the special voting preferred share will vote together as a single class on all matters on which holders of our common shares are eligible to vote. In the event of our liquidation, dissolution or winding-up, all outstanding exchangeable shares will automatically be exchanged for shares of our common shares, and the holder of the special voting preferred share will not be entitled to receive any assets available for distribution to our shareholders (other than the $.01 liquidation preference). The holder of the special voting preferred share will not be entitled to receive dividends. There are no exchangeable shares outstanding that are not owned by us or an entity controlled by us. At such time as Exchangeco is dissolved, the special voting preferred share will be canceled.

Transfer agent and registrar

Unless otherwise indicated in a prospectus supplement, the transfer agent and registrar for Nabors’ common shares is Computershare.

Anti-takeover effects of provisions of our certificate of incorporation and bye-laws

Nabors’ bye-laws have provisions that could have an anti-takeover effect. In addition, Nabors’ bye-laws include an “advance notice” provision which places time limitations on shareholders’ nominations of directors and submission of proposals for consideration at an annual general meeting. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to encourage negotiations with the board of directors in transactions that may involve an actual or potential change of control of Nabors.

The bye-laws provide that Nabors’ board of directors will be divided into three classes serving staggered three-year terms. Directors can be removed from office prior to the expiration of their term only for cause by the affirmative vote of the holders of a majority of the voting power of Nabors on the relevant record date. The board of directors does not have the power to remove directors. As long as a quorum of directors remains and is present, vacancies on the board of directors may be filled by a majority vote of the remaining directors. Any general meeting can authorize the board of directors to fill any vacancy left unfilled at a general meeting. Each of these provisions can delay a shareholder from obtaining majority representation on the board of directors.

The bye-laws also provide that the board of directors will consist of not less than five nor more than 18 persons, the exact number to be set from time to time by the affirmative vote of a majority of the directors then in office. Accordingly, the board of directors, and not the shareholders, has the authority to determine the number of directors and could delay any shareholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new vacancies with its own nominees.

The bye-laws of Nabors provide that, at any annual general meeting, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the board of directors, by any shareholder who complies with certain procedures set forth in the bye-laws or by any shareholder pursuant to the valid exercise of the power granted under the Companies Act.

For business to be properly brought before an annual general meeting by a shareholder in accordance with the terms of the bye-laws the shareholder must have given timely notice thereof in proper written form to the Secretary of Nabors and satisfied all requirements under applicable rules promulgated by the Commission. To be timely for consideration at the annual general meeting, a shareholder’s notice must be received by the Secretary at Nabors’ principal executive offices and its registered office in Bermuda not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual general meeting, or, in the event that the annual general meeting is called for a date that is not within 30 days before or after such anniversary date, not later than the 10th day following the day on which such notice of the date of the annual general meeting was mailed or public disclosure of the date of the annual general meeting was made, whichever occurs first. In order for a shareholder to nominate directors in connection with an annual general meeting of shareholders, a shareholder’s notice of his intention to make such nominations must be received in proper written form as specified in the bye-laws of Nabors by the Secretary of Nabors within the time limits described above.

In addition, the Companies Act provides for a mechanism by which 100 shareholders acting together or shareholders holding at least 5% of the voting power of a Bermuda company may properly propose a resolution for consideration at a general meeting of the company.

Subject to the terms of any other class of shares in issue, any action required or permitted to be taken by the holders of Nabors’ common shares must be taken at a duly called annual or special general meeting of shareholders unless taken by written consent of all holders of common shares. Under the bye-laws, special general meetings may be called at any time by the board of directors or when requisitioned by shareholders pursuant to the provisions of the Companies Act. The Companies Act currently permits shareholders holding 10% of the shares of a company entitled to vote at general meeting to requisition a special general meeting.

The board of directors of Nabors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of a class or series, to from time to time issue any authorized and unissued shares on such terms and conditions as it may determine. For example, the board of directors could authorize the issuance of preferred shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the Nabors common shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.

DESCRIPTION OF SECURITIES WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the Commission in connection with the offering of such warrants.

General

Nabors may issue warrants to purchase its securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Nabors and a warrant agent we select. In addition to this summary, you should refer to the warrant statement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. The warrant agreement, together with the terms of warrant certificate and warrants, will be filed with the Commission in connection with the offering of the specific warrants.

You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered, including, where applicable:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•	Nabors’ securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain United States federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEPOSITARY SHARES

The description set forth below and in any prospectus supplement of certain provisions of any deposit agreement and any related depositary shares and depositary receipts summarizes the material terms of that deposit agreement and of the depositary shares and depositary receipts. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the form of deposit agreement and form of depositary receipts relating to each series of the preferred shares, which will be filed with the Commission in connection with the offering of that series of preferred shares.

General

Nabors may elect to have preferred shares represented by depositary shares. The preferred shares of any series underlying the depositary shares will be deposited under a separate deposit agreement between Nabors and a bank or trust company we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preferred share depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred share represented by such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred shares described in the applicable prospectus supplement.

A holder of depositary shares will be entitled to receive the preferred shares (but only in whole preferred shares) underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of preferred shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Dividends and other distributions

The preferred share depositary will distribute all cash dividends or other cash distributions in respect of the preferred shares to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders.

If there is a distribution other than in cash in respect of the preferred shares, the preferred share depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preferred share depositary determines that it is not feasible to make such a distribution. In that case, the preferred share depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

The amount distributed in any of the above cases will be reduced by any amount we or the preferred share depositary are required to withhold on account of taxes.

Conversion and exchange

If any preferred share underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary shares will have the right or obligation to convert or exchange those depositary shares pursuant to those provisions.

Redemption of depositary shares

Whenever we redeem a preferred share held by the preferred share depositary, the preferred share depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the preferred shares that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of preferred shares underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price.

Voting

Upon receipt of notice of any meeting at which the holders of any preferred shares underlying the depositary shares are entitled to vote, the preferred share depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the preferred shares) may then instruct the preferred share depositary as to the exercise of the voting rights pertaining to the number of preferred shares underlying that holder’s depositary shares. The preferred share depositary will take all reasonable action to vote the number of preferred shares underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preferred share depositary deems necessary to enable the preferred share depositary to do so. The preferred share depositary will abstain from voting the preferred shares to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preferred share.

Record date

Whenever:

•	any cash dividend or other cash distribution becomes payable, any distribution other than cash is made, or any rights, preferences or privileges are offered with respect to the preferred shares;

•	the preferred share depositary receives notice of any meeting at which holders of preferred shares are entitled to vote or of which holders of preferred shares are entitled to notice, or of the mandatory conversion of or any election by us to call for the redemption of any preferred share, the preferred share depositary will in each instance fix a record date (which will be the same as the record date for the preferred shares) for the determination of the holders of depositary receipts;

•	who will be entitled to receive dividends, distributions, rights, preferences or privileges or the net proceeds of any sale; or

•	who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and termination of the deposit agreement

We and the preferred share depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preferred share depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preferred shares has been made to the holders of the depositary shares in connection with the liquidation, dissolution or winding up of Nabors.

Charges of preferred share depositary

We will pay all charges of the preferred share depositary including charges in connection with the initial deposit of the preferred shares, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which the preferred share is entitled to vote, withdrawals of the preferred share by the holders of depositary receipts or redemption or conversion of the preferred share, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred shares.

Miscellaneous

Neither we nor the preferred share depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preferred share depositary under the deposit agreement will be limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement will be limited to performing our duties in good faith. Neither we nor the preferred share depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. We and the preferred share depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.

The preferred share depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preferred share depositary or the successor depositary has not accepted its appointment within 60 days after the preferred share depositary delivered a resignation notice to us, the preferred share depositary may terminate the deposit agreement. See “— Amendment and termination of the deposit agreement” above.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

The following summary of certain provisions of the share purchase contracts and share purchase units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the share purchase contract or share purchase unit, as applicable, that will be filed with the Commission in connection with the offering of such securities.

Nabors may issue share purchase contracts representing contracts obligating holders to purchase from Nabors and Nabors to sell to the holders a specified number of Nabors common shares or Nabors preferred shares at a future date or dates. The price per common share or preferred share may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as a part of units, often known as share purchase units, consisting of a share purchase contract and either:

•	Nabors senior debt securities or senior debt securities of a subsidiary issuer;

•	Nabors subordinated debt securities or subordinated debt securities of a subsidiary issuer;

•	preferred shares; or

•	debt obligations of third parties, including United States Treasury securities,

securing the holder’s obligations to purchase Nabors common shares or Nabors preferred shares under the share purchase contracts. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing each holder’s obligations under the original share purchase contract.

The applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units and, if applicable, prepaid securities. The description in the prospectus supplement will not contain all of the information that you may find useful. For more information, you should review the share purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such share purchase contracts or share purchase units and, if applicable, the prepaid securities and the documents pursuant to which the prepaid securities will be issued, which will be filed with the Commission in connection with the offering of such share purchase contracts or share purchase units and, if applicable, prepaid securities.

PLAN OF DISTRIBUTION

Distribution by Nabors and Nabors Delaware

Nabors, Nabors Delaware and any selling security holder may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including:

•	through agents;

•	to or through underwriters;

•	through brokers or dealers;

•	directly by Nabors, Nabors Delaware or any selling security holders to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.

In addition, Nabors, Nabors Delaware and any selling security holder may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.

In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

In connection with the distribution of the securities covered by this prospectus or otherwise, Nabors, Nabors Delaware or any selling security holder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with Nabors, Nabors Delaware or any selling security holder. Nabors, Nabors Delaware or any selling security holder may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. Nabors, Nabors Delaware or any selling security holder may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. Nabors, Nabors Delaware or any selling security holder may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

We may solicit offers to purchase directly. Offers to purchase securities also may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an “underwriter”, within the meaning of the Securities Act, of the securities so offered and sold.

We may offer our equity securities into an existing trading market on the terms described in the applicable prospectus supplement. Underwriters, dealers and agents who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”) acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Any such remarketing firm may be deemed to be an “underwriter”, within the meaning of the Securities Act, in connection with the securities remarketed thereby.

If so indicated in the applicable prospectus supplement, we may authorize agents, dealers or underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us.

In connection with an underwritten offering, Nabors, Nabors Delaware and any selling security holder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. Nabors, Nabors Delaware or any selling security holder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If Nabors, Nabors Delaware or any selling security holder grants any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.

The maximum commission or discount to be received by any Financial Industry Regulatory Authority (“FINRA”) member or independent broker/dealer is subject to limits imposed from time to time by FINRA.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by Nabors, Nabors Delaware or any selling security holder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

Other than common shares, all securities offered under this prospectus will be a new issue of securities with no established trading market. Any underwriter to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for the common shares which are currently listed and traded on the New York Stock Exchange. We expect any common shares sold by this prospectus will be listed for trading on the New York Stock Exchange subject to official notice of issuance. We cannot give you any assurance as to the liquidity of or the trading markets for any securities.

WHERE YOU CAN FIND MORE INFORMATION

Nabors files annual, quarterly and current reports, proxy and information statements and other information with the Commission. You may read and copy materials that Nabors has filed with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The Commission maintains an internet site that is available to the public that contains reports; proxy and information statements; and other information regarding other issuers that file electronically with the Commission at http://www.sec.gov. Nabors’ filings are also available at Nabors’ website at http://www.nabors.com. Website materials are not a part of this offering memorandum.

Nabors’ common shares are quoted on the New York Stock Exchange under the symbol “NBR.”

We have filed a registration statement on Form S-3 under the Securities Act that includes this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, you should refer to the registration statement and its exhibits.

Statements made in this prospectus and the documents incorporated by reference herein as to the content of any contract, agreement or other document are not necessarily complete and you should refer to the contracts, agreements and other documents attached as exhibits to the registration statement or the documents incorporated by reference herein for a more complete description of the agreements, contracts and other documents. Each such statement is qualified in all respects by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate by reference into this prospectus the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings after the date of this prospectus, until all securities registered pursuant t the registration statement of which this prospectus is a part are sold (except to the extent that portions of any Current Report on Form 8-K are furnished and deemed not to be filed). The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in (1) this prospectus, (2) any other subsequently filed document that is incorporated by reference into this prospectus or (3) any prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus is a part.

•	Nabors’ Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the Commission on February 26, 2010.

•	Nabors’ Quarterly Report on Form 10-Q for the three month period ended March 31, 2010 filed with the Commission on April 29, 2010.

•	Nabors’ Quarterly Report on Form 10-Q for the three month period ended June 30, 2010 filed with the Commission on August 9, 2010.

•	Nabors’ Definitive Proxy Statement on Schedule 14A filed with the Commission on April 30, 2010, to the extent incorporated by reference into the Company’s Annual Report on Form 10-K.

•	Nabors’ Current Report on Form 8-K filed with the Commission on June 4, 2010.

•	Nabors’ Current Report on Form 8-K filed with the Commission on August 9, 2010.

•	The description of the Nabors’ common shares contained in its Registration Statement on Form S-4, filed on January 2, 2002, as amended by Pre-Effective Amendment No. 1, Pre-Effective Amendment No. 2, Pre- Effective Amendment No. 3 and Pre-Effective Amendment No. 4 to Form S-4, filed on March 25, 2002, April 17, 2002, April 29, 2002, and May 10, 2002, respectively (Registration No. 333-76198).

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to: Nabors Corporate Services, Inc., 515 West Greens Road, Suite 1200, Houston, Texas 77067, Attention: Investor Relations, phone number (281) 874-0035.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Milbank, Tweed, Hadley & McCloy LLP with respect to New York law and by Appleby with respect to Bermuda law.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Nabors Industries Ltd. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of NFR Energy LLC as of and for the year ended December 31, 2009 incorporated in this prospectus by reference to Nabors Industries Ltd.’s Annual Report on Form 10-K for

the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

With respect to the unaudited financial information of Nabors Industries Ltd. for the three-month periods ended March 31, 2010 and 2009 and the three-month and six-month periods ended June 30, 2010 and 2009, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated April 29, 2010 and August 9, 2010 incorporated by reference herein state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited financial information because those reports are not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.

The consolidated financial statements of NFR Energy LLC as of and for the year ended December 31, 2008 and for the period from July 27, 2006 (inception) through December 31, 2007 appearing in Nabors Industries Ltd.’s Annual Report (Form 10-K) for the year ended December 31, 2009, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other expenses of issuance and distribution

The following table sets forth the costs and expenses payable by us in connection with issuance and distribution of the securities being registered. All amounts are estimates subject to future contingencies except the Commission registration statement filing fee.

Commission registration statement filing fee	$(1)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Printing fees	(2)
Blue Sky fees and expenses	(2)
Trustee fees and expenses	(2)
Miscellaneous	(2)

Total	$(2)

(1)	Deferred in reliance on Rules 456(b) and 457(r)

(2)	The amount of these expenses are not presently known.

Item 15.	Indemnification of Directors and Officers

Nabors Industries Ltd.

Under Bermuda law, a company is permitted to indemnify its directors and officers subject to certain restrictions. Section One (1) and Section Seventy-Five (75) of Nabors’ Amended and Restated Bye-laws, states:

“Officer” means a Director, Secretary, or other officer of the Company appointed pursuant to these Bye-laws, but does not include any person holding the office of auditor in relation to the Company;

“75. Exemption and Indemnification of Officers. Subject always to these Bye-laws, no Officer shall be liable for the acts, receipts, neglects or defaults of any other Officer nor shall any Officer be liable in respect of any negligence, default or breach of duty on his or her own part in relation to the Company or any Subsidiary, or for any loss, misfortune or damage which may happen, in or arising out of the actual or purported execution or discharge of his or her duties or the exercise or purported exercise of his or her powers or otherwise in relation to or in connection with his or her duties, powers or office.

75.1. Subject always to these Bye-laws, every Officer shall be indemnified and held harmless out of the funds of the Company against all liabilities, losses, damages or expenses (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all legal and other costs and expenses properly payable) incurred or suffered by the Officer arising out of the actual or purported execution or discharge of the Officer’s duties (including, without limitation, in respect of his or her service at the request of the Company as a director, officer, partner, trustee, employee, agent or similar functionary of another person) or the exercise or purported exercise of the Officer’s powers or otherwise, in relation to or in connection with the Officer’s duties, powers or office (including but not limited to liabilities attaching to the Officer and losses arising by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which such Officer may be guilty in relation to the Company or any Subsidiary of the Company).

75.2. Every Officer shall be indemnified out of the funds of the Company against all liabilities arising out of the actual or purported execution or discharge of the Officer’s duties or the exercise or purported exercise of the Officer’s powers or otherwise, in relation to or in connection with the Officer’s duties, powers or office, incurred by such Officer in defending any proceedings, whether civil or criminal, in which judgment is given in the Officer’s favor, or in which the Officer is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to the Officer by the court.

75.3. In this Bye-law 75 (i) the term “Officer” includes, in addition to the persons specified in the definition of that term in Bye-law 1, the Resident Representative, a member of a committee constituted under these Bye-laws, any person acting as an Officer or committee member in the reasonable belief that the Officer has been so appointed or elected, notwithstanding any defect in such appointment or election, and any person who formerly was an Officer or acted in any of the other capacities described in this clause (i) and (ii) where the context so admits, references to an Officer include the estate and personal representatives of a deceased Officer or any such other person.

75.4. The provisions for exemption from liability and indemnity contained in this Bye-law shall have effect to the fullest extent permitted by Applicable Law, but shall not extend to any matter which would render any of them void pursuant to the Companies Acts.

75.5. To the extent that any person is entitled to claim an indemnity pursuant to these Bye-laws in respect of an amount paid or discharged by him or her, the relevant indemnity shall take effect as an obligation of the Company to reimburse the person making such payment (including advance payments of fees or other costs) or effecting such discharge.

75.6. The rights to indemnification and reimbursement of expenses provided by these Bye-laws shall not be deemed to be exclusive of, and are in addition to, any other rights to which a person may be entitled. Any repeal or amendment of this Bye-law 75 shall be prospective only and shall not limit the rights of any Officer or the obligation of the Company with respect to any claim arising prior to any such repeal or amendment.

75.7. In so far as it is permissible under Applicable Law, each Shareholder and the Company agree to waive any claim or right of action the Shareholder or it may at any time have, whether individually or by or in the right of the Company, against any Officer on account of any action taken by such Officer or the failure of such Officer to take any action in the performance of his duties with or for the Company, provided however, that such waiver shall not apply to any claims or rights of action arising out of the fraud or dishonesty of such Officer or to recover any gain, personal profit or advantage to which such Officer is not legally entitled.

75.8. Subject to the Companies Acts, expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to this Bye-law 75 shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified pursuant to this Bye-law 75.

75.9. Each Shareholder of the Company, by virtue of its acquisition and continued holding of a Share, shall be deemed to have acknowledged and agreed that the advances of funds may be made by the Company as aforesaid, and when made by the Company under this Bye-law 75 are made to meet expenditures incurred for the purpose of enabling such Officer to properly perform his or her duties as an Officer.”

Nabors has entered into agreements with certain of its directors and officers indemnifying them against expenses, settlements, judgments and fines in connection with any threatened, pending or completed action, suit, arbitration or proceeding where the individual’s involvement is by reason of the fact that he is or was a director or officer or served at Nabors’ request as a director or officer of another organization, except where such indemnification is not permitted under applicable law.

The officers and directors of Nabors are covered by directors and officers insurance aggregating $65,000,000.

Nabors Industries, Inc.

Section 145 of the Delaware General Corporation Law permits the indemnification of directors, employees and agents of Delaware corporations.

Consistent therewith, Section 10 of Nabors Delaware’s Restated Certificate of Incorporation states as follows:

“All persons who the corporation is empowered to indemnify pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect) shall be indemnified by the corporation to the fullest extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise. No repeal or amendment of this Section 10 shall adversely affect any rights of any person pursuant to this Section 10 which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.”

Item 16.	Exhibits

Exhibit No.	Document Description

1.1	Form of Underwriting Agreement (Debt).*
1.2	Form of Underwriting Agreement (Equity).*
1.3	Form of Underwriting Agreement (Share Purchase Contracts).*
1.4	Form of Underwriting Agreement (Share Purchase Units).*
1.5	Form of Underwriting Agreement (Warrants).*
3.1	Memorandum of Association of Nabors Industries Ltd. (incorporated by reference to Annex II to the proxy statement/prospectus included in Nabors Industries Ltd.’s Registration Statement on Form S-4 (Registration No. 333-76198) filed with the Commission on May 10, 2002, as amended).
3.2	Amended and Restated Bye-laws of Nabors Industries Ltd. (incorporated by reference to Exhibit 4.2 to Nabors Industries Ltd.’s Form 10-Q (File No. 000-49887) filed with the Commission on August 3, 2005).
3.3	Amendment to Amended and Restated Bye-laws of Nabors Industries Ltd. (incorporated by reference to Exhibit A of Nabors Industries Ltd. Notice of Special General Meeting and Proxy Statement (File No. 001-32657) filed with the Commission on February 24, 2006).
3.4	Form of Resolutions of the Board of Directors of Nabors Industries Ltd. authorizing the issue of the Special Voting Preferred Share (incorporated by reference to Exhibit 3.3 to Nabors Industries Ltd.’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-85228-99) filed with the Commission on June 11, 2002).
3.5	Restated Certificate of Incorporation of Nabors Industries, Inc. (incorporated by reference to Exhibit 3.3 to Nabors Holdings 1, ULC’s Registration Statement on Form S-4 (Registration No. 333-10049301) filed with the Commission on October 11, 2002).
3.6	Restated By-laws of Nabors Industries, Inc. (incorporated by reference to Exhibit 3.4 to Nabors Holdings 1, ULC’s Registration Statement on Form S-4 (Registration No. 333-10049301) filed with the Commission on October 11, 2002).
4.1	Form of Senior Indenture of Nabors Industries, Inc.
4.2	Form of Subordinated Indenture of Nabors Industries, Inc.
4.3	Form of Senior Debt Security of Nabors Industries, Inc. (included in Exhibit 4.1).
4.4	Form of Subordinated Debt Security of Nabors Industries, Inc. (included in Exhibit 4.2).
4.5	Form of Purchase Contract Agreement relating to Share Purchase Contracts and Share Purchase Units.*
4.6	Form of Pledge Agreement for Share Purchase Contracts and Share Purchase Units.*

Exhibit No.	Document Description

4.7	Form of Warrant Agreement.*
4.8	Indenture, dated August 22, 2002, among Nabors Industries, Inc., Nabors Industries Ltd. and Bank One, N.A. (incorporated by reference to Exhibit 4.1 to Nabors Industries, Inc.’s Registration Statement on Form S-4 (Registration No. 333-10049201) filed with the Commission on October 11, 2002).
4.9	Registration Rights Agreement, dated August 22, 2002, among Nabors Industries, Inc., Nabors Industries Ltd., and Lehman Brothers Inc. (incorporated by reference to Exhibit 4.2 to Nabors Industries, Inc.’s Registration Statement on Form S-4 (Registration No. 333-10049201) filed with the Commission on October 11, 2002).
4.10	Form of 5.375% Senior Exchange Note due 2012 (included in Exhibit 4.8).
4.11	Indenture, dated May 23, 2006, among Nabors Industries, Inc., Nabors Industries Ltd. and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 4.2 to Nabors Industries Ltd.’s Current Report on Form 8-K (File No. 001-32657) filed with the Commission on May 24, 2006).
4.12	Registration Rights Agreement, dated May 23, 2006, among Nabors Industries, Inc., Nabors Industries Ltd. and the initial purchaser named therein (incorporated by reference to Exhibit 4.3 to Nabors Industries Ltd.’s Current Report on Form 8-K (File No. 001-32657) filed with the Commission on May 24, 2006).
4.13	Form of 0.94% Senior Exchange Note due 2011 (included in Exhibit 4.11).
4.14	Indenture, dated February 20, 2008, among Nabors Industries, Inc., Nabors Industries Ltd. and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 4.2 to Nabors Industries Ltd.’s Current Report on Form 8-K (File No. 001-32657) filed with the Commission on February 25, 2008).
4.15	Registration Rights Agreement, dated February 20, 2008, among Nabors Industries, Inc., Citigroup Global Markets Inc. and UBS Securities LLC (incorporated by reference to Exhibit 4.3 to Nabors Industries Ltd.’s Current Report on Form 8-K (File No. 001-32657) filed with the Commission on February 25, 2008).
4.16	Registration Rights Agreement, dated July 22, 2008, among Nabors Industries, Inc., Citigroup Global Markets Inc. and UBS Securities LLC (incorporated by reference to Exhibit 4.2 to Nabors Industries Ltd.’s Current Report on Form 8-K (File No. 001-32657) filed with the Commission on July 23, 2008).
4.17	Form of 6.15% Senior Note due 2018 (included in Exhibit 4.14).
4.18	Indenture related to the Senior Notes due 2019, dated as of January 12, 2009, among Nabors Industries, Inc., Nabors Industries Ltd. and Wells Fargo Bank, N.A., as trustee, with respect to Nabors Industries, Inc.’s 9.25% Senior Notes due 2019 (including form of 9.25% Senior Note due 2019) (incorporated by reference to Exhibit 4.2 to Nabors Industries Ltd.’s Form 8-K (File No. 001-32657) filed with the Commission on January 14, 2009).
4.19	Registration Rights Agreement, dated as of January 12, 2009, among Nabors Industries, Inc., Nabors Industries Ltd., Goldman, Sachs & Co., UBS Securities LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Howard Weil Incorporated, J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, Tudor, Pickering, Holt & Co. Securities, Inc. and Wells Fargo Securities, LLC, with respect to Nabors Industries, Inc.’s 9.25% Senior Notes due 2019 (incorporated by reference to Exhibit 4.2 to Nabors Industries Ltd.’s Form 8-K (File No. 001-32657) filed with the Commission on January 14, 2009).
4.20	Form of 9.25% Senior Note due 2019 (included in Exhibit 4.18).
5.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP.
5.2	Opinion of Appleby.
12.1	Computation of Ratio of Earnings to Fixed Charges.
15.1	Awareness Letter of PricewaterhouseCoopers LLP.
23.1	Consent of Milbank, Tweed, Hadley & McCloy LLP (included in Exhibit 5.1).
23.2	Consent of Appleby (included in Exhibit 5.2).
23.3	Consent of PricewaterhouseCoopers LLP.

Exhibit No.	Document Description

23.4	Consent of Ernst & Young LLP
24.1	Powers of Attorney (included in signature pages hereto).
25.1	Statement of Eligibility on Form T-1, under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company as trustee under the Nabors Industries, Inc. Senior Indenture.
25.2	Statement of Eligibility on Form T-1, under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as trustee under the Nabors Industries, Inc. Subordinated Indenture.

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by the registrant in connection with a specific offering, and incorporated herein by reference.

Item 17.	Undertakings

The undersigned registrants hereby undertake:

(a) (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act, and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act, that is incorporated by reference in this registration statement, shall be deemed to be a new registration statement, relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) For an offering in which the securities to be registered are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f) The undersigned registrants hereby undertake that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, Nabors Industries Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda on August 23, 2010.

NABORS INDUSTRIES LTD.

By:	/s/ Mark D. Andrews
Mark D. Andrews
Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Laura W. Doerre and Eugene M. Isenberg, each his attorney-in-fact, with full power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Commission and the Register of Companies in Bermuda, hereby ratifying and confirming all that said attorney-in-fact, or each his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eugene M. Isenberg Eugene M. Isenberg	Chairman and Chief Executive Officer	August 23, 2010

/s/ Anthony G. Petrello Anthony G. Petrello	Deputy Chairman, President and Chief Operating Officer	August 23, 2010

/s/ R. Clark Wood R. Clark Wood	Principal Accounting Officer and Principal Financial Officer	August 23, 2010

William M. Comfort	Director

/s/ John V. Lombardi John V. Lombardi	Director	August 23, 2010

/s/ James L. Payne James L. Payne	Director	August 23, 2010

/s/ Myron M. Sheinfeld Myron M. Sheinfeld	Director	August 23, 2010

/s/ Martin J. Whitman Martin J. Whitman	Director	August 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act, Nabors Industries, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on August 23, 2010.

NABORS INDUSTRIES, INC.

By:	/s/ Eugene M. Isenberg
Eugene M. Isenberg
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laura W. Doerre and Eugene M. Isenberg, each his attorney-in-fact, with full power of substitution for him or her in any and all capacities, to sign any amendments to this Registration Statement, including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or each his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eugene M. Isenberg Eugene M. Isenberg	Chief Executive Officer	August 23, 2010

/s/ R. Clark Wood R. Clark Wood	Controller	August 23, 2010

/s/ Jose S. Cadena Jose S. Cadena	Director	August 23, 2010

/s/ Laura W. Doerre Laura W. Doerre	Director	August 23, 2010

INDEX TO EXHIBITS

Exhibit No.	Document Description

1.1	Form of Underwriting Agreement (Debt).*
1.2	Form of Underwriting Agreement (Equity).*
1.3	Form of Underwriting Agreement (Share Purchase Contracts).*
1.4	Form of Underwriting Agreement (Share Purchase Units).*
1.5	Form of Underwriting Agreement (Warrants).*
3.1	Memorandum of Association of Nabors Industries Ltd. (incorporated by reference to Annex II to the proxy statement/prospectus included in Nabors Industries Ltd.’s Registration Statement on Form S-4 (Registration No. 333-76198) filed with the Commission on May 10, 2002, as amended).
3.2	Amended and Restated Bye-laws of Nabors Industries Ltd. (incorporated by reference to Exhibit 4.2 to Nabors Industries Ltd.’s Form 10-Q (File No. 000-49887) filed with the Commission on August 3, 2005).
3.3	Amendment to Amended and Restated Bye-laws of Nabors Industries Ltd. (incorporated by reference to Exhibit A of Nabors Industries Ltd. Notice of Special General Meeting and Proxy Statement (File No. 001-32657) filed with the Commission on February 24, 2006).
3.4	Form of Resolutions of the Board of Directors of Nabors Industries Ltd. authorizing the issue of the Special Voting Preferred Share (incorporated by reference to Exhibit 3.3 to Nabors Industries Ltd.’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-85228-99) filed with the Commission on June 11, 2002).
3.5	Restated Certificate of Incorporation of Nabors Industries, Inc. (incorporated by reference to Exhibit 3.3 to Nabors Holdings 1, ULC’s Registration Statement on Form S-4 (Registration No. 333-10049301) filed with the Commission on October 11, 2002).
3.6	Restated By-laws of Nabors Industries, Inc. (incorporated by reference to Exhibit 3.4 to Nabors Holdings 1, ULC’s Registration Statement on Form S-4 (Registration No. 333-10049301) filed with the Commission on October 11, 2002).
4.1	Form of Senior Indenture of Nabors Industries, Inc.
4.2	Form of Subordinated Indenture of Nabors Industries, Inc.
4.3	Form of Senior Debt Security of Nabors Industries, Inc. and Form of Senior Guarantee by Nabors Industries Ltd. (included in Exhibit 4.1).
4.4	Form of Subordinated Debt Security of Nabors Industries, Inc. and Form of Subordinated Guarantee by Nabors Industries Ltd. (included in Exhibit 4.2).
4.5	Form of Purchase Contract Agreement relating to Share Purchase Contracts and Share Purchase Units.*
4.6	Form of Pledge Agreement for Share Purchase Contracts and Share Purchase Units.*
4.7	Form of Warrant Agreement.*
4.8	Indenture, dated August 22, 2002, among Nabors Industries, Inc., Nabors Industries Ltd. and Bank One, N.A. (incorporated by reference to Exhibit 4.1 to Nabors Industries, Inc.’s Registration Statement on Form S-4 (Registration No. 333-10049201) filed with the Commission on October 11, 2002).
4.9	Registration Rights Agreement, dated August 22, 2002, among Nabors Industries, Inc., Nabors Industries Ltd., and Lehman Brothers Inc. (incorporated by reference to Exhibit 4.2 to Nabors Industries, Inc.’s Registration Statement on Form S-4 (Registration No. 333-10049201) filed with the Commission on October 11, 2002).
4.10	Form of 5.375% Senior Exchange Note due 2012 (included in Exhibit 4.8).
4.11	Indenture, dated May 23, 2006, among Nabors Industries, Inc., Nabors Industries Ltd. and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 4.2 to Nabors Industries Ltd.’s Current Report on Form 8-K (File No. 001-32657) filed with the Commission on May 24, 2006).
4.12	Registration Rights Agreement, dated May 23, 2006, among Nabors Industries, Inc., Nabors Industries Ltd. and the initial purchaser named therein (incorporated by reference to Exhibit 4.3 to Nabors Industries Ltd.’s Current Report on Form 8-K (File No. 001-32657) filed with the Commission on May 24, 2006).

Exhibit No.	Document Description

4.13	Form of 0.94% Senior Exchange Note due 2011 (included in Exhibit 4.11).
4.14	Indenture, dated February 20, 2008, among Nabors Industries, Inc., Nabors Industries Ltd. and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 4.2 to Nabors Industries Ltd.’s Current Report on Form 8-K (File No. 001-32657) filed with the Commission on February 25, 2008).
4.15	Registration Rights Agreement, dated February 20, 2008, among Nabors Industries, Inc., Citigroup Global Markets Inc. and UBS Securities LLC (incorporated by reference to Exhibit 4.3 to Nabors Industries Ltd.’s Current Report on Form 8-K (File No. 001-32657) filed with the Commission on February 25, 2008).
4.16	Registration Rights Agreement, dated July 22, 2008, among Nabors Industries, Inc., Citigroup Global Markets Inc. and UBS Securities LLC (incorporated by reference to Exhibit 4.2 to Nabors Industries Ltd.’s Current Report on Form 8-K (File No. 001-32657) filed with the Commission on July 23, 2008).
4.17	Form of 6.15% Senior Note due 2018 (included in Exhibit 4.14).
4.18	Indenture related to the Senior Notes due 2019, dated as of January 12, 2009, among Nabors Industries, Inc., Nabors Industries Ltd. and Wells Fargo Bank, N.A., as trustee, with respect to Nabors Industries, Inc.’s 9.25% Senior Notes due 2019 (including form of 9.25% Senior Note due 2019) (incorporated by reference to Exhibit 4.2 to Nabors Industries Ltd.’s Form 8-K (File No. 001-32657) filed with the Commission on January 14, 2009).
4.19	Registration Rights Agreement, dated as of January 12, 2009, among Nabors Industries, Inc., Nabors Industries Ltd., Goldman, Sachs & Co., UBS Securities LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Howard Weil Incorporated, J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, Tudor, Pickering, Holt & Co. Securities, Inc. and Wells Fargo Securities, LLC, with respect to Nabors Industries, Inc.’s 9.25% Senior Notes due 2019 (incorporated by reference to Exhibit 4.2 to Nabors Industries Ltd.’s Form 8-K (File No. 001-32657) filed with the Commission on January 14, 2009).
4.20	Form of 9.25% Senior Note due 2019 (included in Exhibit 4.18).
5.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP.
5.2	Opinion of Appleby.
12.1	Computation of Ratio of Earnings to Fixed Charges.
15.1	Awareness Letter of PricewaterhouseCoopers LLP.
23.1	Consent of Milbank, Tweed, Hadley & McCloy LLP (included in Exhibit 5.1).
23.2	Consent of Appleby (included in Exhibit 5.2).
23.3	Consent of PricewaterhouseCoopers LLP.
23.4	Consent of Ernst & Young LLP
24.1	Powers of Attorney (included in signature pages hereto).
25.1	Statement of Eligibility on Form T-1, under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company as trustee under the Nabors Industries, Inc. Senior Indenture.
25.2	Statement of Eligibility on Form T-1, under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as trustee under the Nabors Industries, Inc. Subordinated Indenture.

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by the registrant in connection with a specific offering, and incorporated herein by reference.